CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Money Market Funds (Institutional Class) Prospectus, dated December 30, 2011, and “Independent Registered Public Accounting Firm” in the Money Market Funds (Institutional Class) Statement of Additional Information, dated December 30, 2011, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 99 to File No. 33-20673; Amendment No. 100 to File No. 811-5514) of MTB Group of Funds of our report dated June 29, 2011 with respect to the financial statements and financial highlights of the MTB Money Market Fund, MTB Prime Money Market Fund, MTB New York Tax-Free Money Market Fund, MTB Pennsylvania Tax-Free Money Market Fund, MTB Tax-Free Money Market Fund, MTB U.S. Government Money Market Fund, and MTB U.S. Treasury Money Market Fund, included in the 2011 Annual Report to shareholders.

Ernst & Young, LLP

Philadelphia, Pennsylvania

December 27, 2011